SCHEDULE 14A
                             (Rule 14a-101)
                 INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ___)

 Filed by the Registrant [X]
 Filed by a Party other than the Registrant [ ]

 Check the appropriate box:
 [X]  Preliminary Proxy Statement            [ ]  Confidential, for Use of the
 [ ]  Definitive Proxy Statement                  Commission Only (as permitted
 [ ]  Definitive Additional Materials             by Rule 14a-6(e)(2))
 [ ]  Soliciting Material Pursuant to Section
      240.14a-11(c) or Section 240.14a-12


                         250 WEST 57TH ST. ASSOCIATES
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (2)  Aggregate number of securities to which transaction applies:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined):
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (4)  Proposed maximum aggregate value of transaction:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (5)  Total fee paid:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
[ ]  Fee paid previously with preliminary materials.
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (2)  Form, Schedule or Registration Statement No.:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (3)  Filing Party:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (4)  Date Filed:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                              PRELIMINARY COPY


                         250 West 57th St. Associates
                             C/o Wien & Malkin LLP
                               Lincoln Building
                               60 East 42nd St.
                         New York, New York 10165-0015


                                                                 July __, 1997



TO:  PARTICIPANTS IN 250 WEST 57TH ST. ASSOCIATES:

     250 West 57th St. Associates ("Associates") was formed in 1953 to acquire The Fisk Building and underlying land at 250 West 57th Street, New York, New York, subject to a Net Lease. The investment was originally divided into ten Participating Groups in Associates, each with its own Agent. As a result of resignations, retirements and deaths, Peter L. Malkin is the Agent for each of six, and Stanley Katzman is the Agent for each of four, of the Participating Groups. John L. Loehr is the only remaining qualified successor Agent. This letter and the accompanying statement constitute a Solicitation of Consents of the Participants in 250 West 57th St. Associates to the designation of new successor Agents to provide for the long-term future of the investment.

     This solicitation is being made by Peter L. Malkin and Stanley Katzman as Agents on behalf of Associates. We are requesting your cooperation by consenting to the designation of (a) any individual who is at the time of his or her designation as an Agent a partner in Wien &

Malkin LLP or any successor thereto ("W&MLLP"), (b) any individual who, at the time of his or her designation as Agent, is associated with or employed by W&MLLP and has appropriate business experience and qualifications as determined by the Chairman of the Executive Committee of W&MLLP, (c) Anthony
E. Malkin and (d) Scott D. Malkin, as successor Agents for each of the Groups in 250 West 57th St. Associates. Background information as to W&MLLP and the qualifications of Anthony E. Malkin and Scott D. Malkin, who are sons of Peter
L. Malkin, are set forth in the Statement, together with a more detailed discussion of this proposal.

     The Participating Agreement for each Group requires the consent of 75%, in interest, of the Participants in that Group to designate new successor Agents for the Group. The new successor Agents will be designated on a Group-by-Group basis as and when the requisite consents are received for a Group in this solicitation.

     If you have any question concerning this Solicitation of Consents, please communicate with Stanley Katzman, Howard E. Peskoe or Alvin Silverman, partners in Wien & Malkin LLP, by mail at 60 East 42nd Street, New York, New York 10165, by phone at 212-687-8700, or by fax at 212-986-7679.

     This Solicitation of Consents will terminate sixty days after the date of this letter and, therefore, your cooperation will be greatly appreciated by signing, dating and immediately returning the colored copy of the Consent in the enclosed envelopes provided for your convenience. Once given, a Consent may not be revoked. This solicitation may be extended by the Agents for an additional ninety days.


                                                            Sincerely,

                                                            __________________
                                                            Peter L. Malkin

         Enclosures

                                                              PRELIMINARY COPY


                         250 West 57th St. Associates
                             C/o Wien & Malkin LLP
                              60 East 42nd Street
                           New York, New York 10165


                         250 WEST 57TH ST. ASSOCIATES

             STATEMENT ISSUED BY THE AGENTS IN CONNECTION WITH THE
                         SOLICATION OF CONSENTS OF THE
                                  PARTICPANTS

                             Dated July ___, 1997


     This Statement is issued in connection with the solicitation of Consents of the Participants in 250 West 57th St. Associates ("Associates") by Peter L. Malkin and Stanley Katzman, as Agents (the "Agents") for the participants (the "Participants"). Associates was formed to own The Fisk Building and underlying land (collectively the "Property") located at 250-264 West 57th Street, New York, New York, subject to a net lease (the "Net Lease") to Fisk Building Associates (the "Net Lessee").

     The Agents are requesting the consent of the Participants to the designation of new successor Agents. The Agents recommend approval of the proposal as there currently is only one eligible successor Agent.

     It is anticipated that this Statement and the accompanying form of Consent will be mailed to the Participants on July __, 1997. The solicitation of Consents will terminate on September __, 1997 unless extended by the Agents, but in no event later than __________, 1997. The Agents will advise all Participants of the results of the solicitation no later than 90 days after the termination date noted above or any extension thereof.

I.   BACKGROUND

     Associates, a New York partnership, was organized on May 25, 1953 for the purpose of acquiring title to the Property subject to the Net Lease. Associates is comprised of ten investment groups of Participants, each of which is a party to a participating agreement ("Participating Agreement") between an agent ("Agent") and his investor Participants. Each of the ten Participant groups owns a one-tenth interest in Associates, representing $360,000 in interests of the original $3,600,000 cash investment in Associates.

     The original partners in Associates were the late Lawrence A. Wien, the late Harry B. Helmsley, Irving Schneider, Bernard Hein, the late Henry W. Klein, Alvin S. Lane, the late William F. Purcell, the late Leo Greenstein, the late Frank N. Robinson and the late J. Herbert Leder. Peter L. Malkin and Stanley Katzman are the current partners in Associates. Peter L. Malkin serves as Agent for each of six, and Stanley Katzman serves as Agent for each of four, of the ten Participant groups.

     The terms of each Participating Agreement are identical to all others. Under each of the Participating Agreements between an Agent and his respective group of Participants, Participants have the right to approve or disapprove certain proposed actions by their Agent, including the designation of successor Agents. Since an Agent is restricted in the actions he or she can take without consent of the Participants of the group he or she acts for, and the Property is held subject to the Net Lease, Agent discretion in most areas is virtually non-existent. There is no specific term of office of any Agent, and Agents receive no compensation for their service.

     The percentage in interest of Participants required to approve the proposal of the Agents in this Statement is described in SECTION V. - TERMS OF SOLICITATION OF CONSENTS.


II.  DESIGNATION OF SUCCESSORS TO THE AGENTS

     Paragraph Seventh of each Participating Agreement provides that, in the event of the resignation, death, incompetency or other disability of an Agent, he shall be succeeded by certain persons in the order listed therein or by any other person of full age designated in writing by the holders of at least 75% of the Participations in that group.

     Only one successor named in the Participating Agreements is available to serve at this time. In the circumstances, it is necessary to designate new successors for each Agent in order to provide for the long-term future of the investment.

     The Agents recommend that each group of Participants approve the following as successor Agents for its group: (a) any individual who, at the time of his or her designation as Agent, is a partner in Wien & Malkin LLP or any successor thereto (W&MLLP"), (b) any individual who, at the time of his or her designation as Agent, is associated with or employed by W&MLLP and has appropriate business experience and qualifications as determined by the Chairman of the Executive Committee of W&MLLP, (c) Anthony E. Malkin; and (d) Scott D.

Malkin. The order of succession shall be determined by Peter L. Malkin or, failing such determination, by the Executive Committee of W&MLLP. Currently, Peter L. Malkin serves as Chairman of the Executive Committee.

     The Participants' consent to the designation of a category of persons qualified to act as successor Agents, such as is represented by partners (category (a) above) and selected associates or employees (category (b) above) of W&MLLP, will provide greater assurance of the continued availability of individuals who are eligible to serve as Agents as vacancies occur in the future. Designation of categories of appropriate individuals also will reduce the need to conduct solicitations to approve new successor Agents, thus eliminating the expensive, burdensome and time-consuming process of a consent solicitation.

     W&MLLP has provided supervisory, accounting, professional and various other services to Associates since the formation of Associates in 1953. The Agents, each of whom is a partner in W&MLLP, believe that the firm's experience in providing services to Associates uniquely qualifies its partners, and employees or associated persons of W&MLLP selected by the Chairman of its Executive Committee, to serve as successor Agents.

     Anthony E. Malkin and Scott D. Malkin are sons of Peter L. Malkin and each is a graduate of Harvard College and experienced in real estate. After receiving law and business degrees from Harvard University, Scott D. Malkin has been actively involved in leading real estate ownership and development in the United States and Europe for the past twelve years. Anthony E. Malkin has served for the past eight years as President of W&M Properties Inc., the real estate management firm owned by him and Peter L. Malkin. During his tenure at W&M Properties, Inc., Anthony E. Malkin initiated over $200,000,000 in property acquisitions, and $255,000,000 in property-related financing transactions, and has had primary responsibility for day-to-day management and operation of office, residential and industrial properties located throughout the Eastern United States.


III. POTENTIAL CONFLICTS OF INTERESTS

     A.    CERTAIN OWNERSHIP OF PARTICIPATIONS

           As of June 30, 1997, the Agents beneficially owned, directly or indirectly, the following Participations:

                                   Name & Address              Amount of
                                   of Beneficial               Beneficial             Percent
        Title of Class                 Owner                   Ownership              Of Class
        --------------             --------------              ----------             --------
      Participations in            Peter L. Malkin              $18,333                .51%
      Partnership Interests        21 Bobolink Lane
                                   Greenwich, CT  06830


                                       3



                                   Stanley Katzman              $ 5,833                .16%
                                   30 East 62nd Street
                                   New York, NY  10021


           Isabel Malkin, the wife of Peter L. Malkin, owned of record and beneficially $70,000 of Participations, or 2.08% of the outstanding Particpations. Mr. Malkin disclaims any beneficial ownership of his wife's Participations.

           The wives of other members of W&MLLP own an aggregate of $12,500 of Participations, or approximately .35% of the outstanding Participations. Their husbands disclaim any beneficial ownership in those Participations.

           Anthony E. Malkin acts as co-trustee for trusts owning .23% of the outstanding Participations. He disclaims any beneficial ownership in those Participations.

           Scott D. Malkin owned of record and beneficially $7,500 of Participations, or .21% of the outstanding Participations. He also acts as custodian for .09% of the outstanding Participations, owned by certain of his children. He disclaims any beneficial ownership in those Participations.


     B.    RELATIONSHIPS WITH NET LESSEE

           Peter L. Malkin, one of the Agents, also is a partner in the Net Lessee and owns, directly or indirectly, 11.58% of the partnership interests in the Net Lessee. Other members of W&MLLP and the wife of a member indirectly own 4.5 and 1.49%, respectively, of the partnership interests in the Net Lessee.

           Anthony E. Malkin and trusts for his minor children indirectly own 1.42% of the partnership interests in the Net Lessee. Scott D. Malkin and trusts for his minor children indirectly own 2.03% of the partnership interests in the Net Lessee.

           As a consequence of (a) one of the Agents and certain of the proposed successor Agents being partners in the Net Lessee, and (b) the current and certain potential future Agents being members of W&MLLP (which represents Associates and the Net Lessee), certain actual or potential conflicts of interest may arise with respect to the management and administration of the business of Associates. However, under the respective Participating Agreements, certain transactions require the prior consent from Participants owning a specified interest under the Agreements in order for the Agents to act on their behalf. Such transactions include (a) modifications and extensions of the Net Lease, or (b) the granting of a new, and extending or modifying of a new or existing, mortgage loan secured by the Property, or (c) a sale or other disposition of the Property or substantially all of Associates' other assets. The interest, if any, of each Agent in Associates and in Net Lessee, as a partner therein, arises solely from ownership of Participations in Associates and direct or indirect partnership interests in the Net Lessee. The Agents, as investors in Associates and the Net Lessee, receive no extra or special benefit not shared on pro rata basis with all other Participants in Associates or partners in the Net Lessee. However, any Agent who is a member of W&MLLP is entitled to receive a pro rata share of any legal fees or other remuneration paid to W&MLLP for professional services rendered to the Net Lessee and to Associates, as described below.

           W&MLLP receives $48,000 annually from the Net Lessee for acting as supervisor of the Net Lessee's partnership agreement and additional compensation of 10% of distribution of cash profit of Net Lessee in excess of $100,000 per annum.

     C.    W&MLLP SERVICES TO ASSOCIATES

           Each of the current Agents is a member of W&MLLP, which firm receives compensation from Associates for providing various supervisory services to Associates. In consideration for such supervisory services, W&MLLP receives payment of $40,000 a year and an additional payment of 10% of cash available for distributions to Participants in excess of 15% on the original cash investment of Associates. From Associates' payments to it, W&MLLP pays all disbursements of Associates relating to W&MLLP's supervisory services to Associates, including accounting and other professional fees, filing and search fees, and certain document preparation and mailing costs. During the fiscal year ended December 31, 1996, Associates paid W&MLLP $225, 848 in consideration of the various supervisory services rendered.

           W&MLLP also acts as legal counsel to Associates, and provides certain legal services in addition to the supervisory services described above. As legal counsel to Associates, W&MLLP participated in the preparation of this Consent Solicitation Statement and will receive compensation for its services. During the fiscal year ended December 31, 1996, Associates paid W&MLLP $_________ in consideration of legal services rendered.


IV.  FEES AND EXPENSES

     All fees and expenses relating to the solicitation of Consents hereunder, including those of third parties hired by W&MLLP to assist in the preparation of this Consent Statement, will be advanced by W&MLLP and then reimbursed by Associates by deducting such amounts from overage rent otherwise available for distribution to Participants.

V.   TERMS OF SOLICITATION OF CONSENTS

     The Participating Agreement between an Agent and the Participants in that Agent's group requires that consents for the designation of successor Agents discussed in Section II., above, be received from 75% in interest of the Participants in the group. The new successor Agents will be designated on a group-by-group basis as and when the requisite consents are received for a group in this solicitation.

     On June 30, 1997, there was a total of 552 Participants of record holding Participations in the ten groups. Each Participant's voting percentage in his or her group is determined by a fraction, the numerator of which is the face amount of the Participation owned and the denominator of which is the group's original $360,000 investment in Associates. At June 30, 1997, no person held Participations aggregating more than 5% of the total outstanding Participations.

     The solicitation of consents will terminate 60 days after the date of this Statement, but may be extended by the Agents through __________. There is no record date establishing the identity of the Participants entitled to vote for on the proposal. Holders of Participations as of June 30, 1997 will be recognized as entitled to vote. However, if any Participation is transferred before the consent with respect to that Participation is given, the transferee will be entitled to vote. If consent to the proposal has been given prior to the transfer of a Participation, however, the transferee will be bound by the vote of the transferor.

     W&MLLP has been authorized by the Agents to solicit the consents of Participants by mail, fax, telephone and telegram after the mailing of this Statement. Forms of Consent that are signed and returned without a choice indicated as to the proposal for which consent is sought will be deemed to constitute a consent to the proposal and will be binding on each Participant as if such Participant had actually indicated such choice on such form. If the Consent is returned undated, it will be deemed dated as of the date received by the Agents.

     The Agents recommend that Participants consent to the designation of successor Agents as proposed. PLEASE NOTE THAT A VOTE TO ABSTAIN IS TREATED THE SAME AS A VOTE TO DISAPPROVE.

     Participations are not traded on an established securities market, nor are they readily tradable on a secondary market or the substantial equivalent thereof. Based on Associates' transfer records, Participations are sold by holders from time to time in privately negotiated transactions, and, in many instances, Associates is unaware of the prices at which such transactions occur (other than certain intra-family transfers involving Participations owned by members of W&MLLP or their families). However, Associates has been advised that the sale price during the past two calendar years for an original $10,000 Participation was $20,000, although the most recent sale of which Associates has knowledge occurred in November 1996, when a $5,000 Participation interest was sold for $12,500.

     If you have any question or desire any additional information concerning this consent solicitation, please communicate with Stanley Katzman, Howard E. Peskoe or Alvin Silverman, partners in Wien & Malkin LLP, by mail at 60 East 42nd Street, New York, New York 10165-0015, by phone at 212-687-8700, or by fax at 212-986-7679.

     PLEASE SIGN, DATE AND IMMEDIATELY RETURN THE COLORED COPY OF THE CONSENT IN THE ENCLOSED ENVELOPE. ONCE GIVEN, CONSENT MAY NOT BE REVOKED.

                                                                      APPENDIX


                                                              PRELIMINARY COPY

                                    CONSENT

               (SOLICITED BY PETER L. MALKIN AND STANLEY KATZMAN
      AS AGENTS (THE "AGENTS") ON BEHALF OF 250 WEST 57TH ST. ASSOCIATES)

         As a Participant in 250 West 57th St. Associates, the owner of The Fisk Building at 250-264 West 57th Street, New York, New York, I hereby take the following action in response to the Agents' proposal for the designation of successor Agents as outlined in the Statement issued by the Agents in connection with the Solicitation of Consents of the Participants, dated July __, 1997 (the "Statement"):

        CONSENT                                        WITHHOLD CONSENT
        -------                                        ----------------

        [ ]     Consent to                             [ ]     Disapprove of
                and Approve of


                                                       [ ]     Abstain From
                                                               Consenting To

the designation of the successor Agents, as described in Section II. of the Statement.

     The Agents recommend that Participants consent to the designation of successor Agents as proposed. Please note that a vote to abstain is treated the same as a vote to disapprove.

     The solicitation of Consents will terminate on __________, but may be extended until _________.

     The matter for which a Consent is being solicited is more fully described in the Statement, receipt of which is hereby acknowledged and which is incorporated herein by reference.

IF THIS FORM IS SIGNED AND RETURNED WITHOUT A CHOICE INDICATED, CONSENT WILL BE DEEMED TO HAVE BEEN GIVEN AS IF SUCH CONSENT WAS ACTUALLY INDICATED ON THE FORM. IF THE CONSENT IS RETURNED UNDATED, IT WILL BE DEEMED DATED AS OF THE DATE RECEIVED BY THE AGENTS. ONCE GIVEN, THE CONSENT (OR DEEMED CONSENT) MAY NOT BE REVOKED.

Date:  ____________, 1997                          ____________________
                                                        Signature


                                                   ____________________
                                                   Also Print Name Here